CONTACT:	FOR IMMEDIATE RELEASE
Bryan R. McKeag	January 20, 2015
Executive Vice President
Chief Financial Officer
(563) 589-1994
bmckeag@htlf.com

HEARTLAND COMPLETES ACQUISITION OF
COMMUNITY BANC-CORP IN SHEBOYGAN, WISCONSIN

Dubuque, Iowa, January 20, 2015 - Heartland Financial USA, Inc. (NASDAQ: HTLF) today announced that it has completed the acquisition of Community Banc-Corp of Sheboygan, Inc., parent company of Community Bank & Trust in Sheboygan, Wisconsin. As of the close of business on January 16, 2015, Community Banc-Corp of Sheboygan was merged into Heartland, and Community Bank & Trust was merged into Wisconsin Bank & Trust, Heartland’s Wisconsin banking subsidiary.
The merger agreement, which received Community Banc-Corp shareholder approval on December 29, 2014 and all regulatory approvals, provided for all outstanding shares of Community Banc-Corp to be converted into shares of Heartland common stock. The aggregate purchase price of approximately $52.8 million was paid through the issuance of approximately 1,970,900 shares of Heartland’s common stock to former Community Banc-Corp shareholders.  Heartland expects the transaction to be accretive to its earnings per share in 2015 and 2016, excluding one-time merger related expenses.
As of September 30, 2014, Community Bank & Trust had assets of $525 million, loans of $410 million and deposits of $429 million; Wisconsin Bank & Trust had assets of $665 million, loans of $509 million and deposits of $565 million.  The merger expands the number of Wisconsin Bank & Trust locations from nine to nineteen and adds six communities in eastern Wisconsin to the bank’s service area, including the Milwaukee area.

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About Heartland Financial USA, Inc.

Heartland Financial USA, Inc. is a diversified financial services company providing banking, mortgage, wealth management, investment, insurance and consumer finance services to individuals and businesses. Heartland currently has 86 banking locations in 63 communities in Iowa, Illinois, Wisconsin, New Mexico, Arizona, Montana, Colorado, Minnesota, Kansas and Missouri and loan production offices in California, Nevada, Wyoming, Idaho, North Dakota, Oregon, Washington and Nebraska. Additional information about Heartland Financial USA, Inc. is available at www.htlf.com.

Safe Harbor Statement

This release, and future oral and written statements of Heartland and its management, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 about Heartland’s financial condition, results of operations, plans, objectives, future performance and business. Although these forward-looking statements are based upon the beliefs, expectations and assumptions of Heartland’s management, there are a number of factors, many of which are beyond the ability of management to control or predict, that could cause actual results to differ materially from those in its forward-looking statements. These factors, which are detailed in the risk factors included in Heartland’s Annual Report on Form 10-K filed with the Securities and Exchange Commission, include, among others: (i) the strength of the local and national economy; (ii) the economic impact of past and any future terrorist threats and attacks and any acts of war, (iii) changes in state and federal laws, regulations and governmental policies concerning the Company’s general business; (iv) changes in interest rates and prepayment rates of the Company’s assets; (v) increased competition in the financial services sector and the inability to attract new customers; (vi) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (vii)  the loss of key executives or employees; (viii)  changes in consumer spending; (ix) unexpected results of acquisitions; (x) unexpected outcomes of existing or new litigation involving the Company; and (xi) changes in accounting policies and practices. All statements in this release, including forward-looking statements, speak only as of the date they are made, and Heartland undertakes no obligation to update any statement in light of new information or future events.

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